     $100,000,000

                          INHALE THERAPEUTIC SYSTEMS, INC.

                6 3/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006


                                 PURCHASE AGREEMENT

                                                                 October 6, 1999


LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
U.S. BANCORP PIPER JAFFRAY INC.
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

                                                           Ladies and Gentlemen:
          Inhale Therapeutic Systems, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell $100,000,000 in aggregate principal amount of its 6 3/4% Convertible Subordinated Debentures due 2006 (the "Firm Debentures") to Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc. (collectively, the "Initial Purchasers"). In addition, the Company proposes to grant to the Initial Purchasers an option (the "Option") to purchase up to an additional $9,000,000 in aggregate principal amount of 6 3/4% Convertible Subordinated Debentures due 2006 to cover over-allotments, if any (the "Optional Debentures" and, together with the Firm Debentures, the "Debentures").

          The Debentures will be convertible into fully paid, nonassessable shares of common stock of the Company, par value $0.0001 per share (the "Common Stock"), on the terms, and subject to the conditions, set forth in the Indenture. As used herein, "Conversion Shares" means the shares of Common Stock into which the Debentures are convertible. The Debentures will be issued pursuant to an indenture (the "Indenture") to be dated as of the First Delivery Date (as defined in Section 2(a)), between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee"). The Debentures will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom.

          Holders of the Debentures (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the First Delivery Date, between the Company and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Debentures and the Conversion Shares, and to use its best efforts to cause the Registration Statement to be declared effective.

          This Agreement, the Indenture, the Debentures and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents".

          This is to confirm the agreement between the Company and the Initial Purchasers concerning the issue, offer and sale of the Debentures.

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1              .  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.
The Company represents, warrants to and agrees with, the Initial Purchasers that:

(a) The Company has prepared a preliminary offering memorandum dated September 27, 1999 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, the Debentures, the Registration Rights Agreement and the Common Stock. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. As used in this Agreement, "Preliminary Offering Memorandum" and "Offering Memorandum" means the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented.
Each of the Preliminary Offering Memorandum and the Offering Memorandum, did not as of its respective date, and the Offering Memorandum will not as of a Delivery Date (as defined in Section 2(b)), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of any Initial Purchaser through Lehman Brothers Inc. specifically for inclusion therein.

(b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Debentures to the Initial Purchasers and the offer, resale and delivery of the Debentures by the Initial Purchasers in the manner contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Offering Memorandum, to register the Debentures or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except for where the failure to be so qualified would not have a material adverse effect on the affairs, management, business, properties, financial condition, results of operations or prospects of the Company (a "Material Adverse Effect")), and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged; and the Company has no subsidiaries.

(d) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Memorandum; the Conversion Shares which are authorized on the date hereof have been duly and validly authorized and reserved for issuance upon conversion of the Debentures and are free of preemptive rights; and all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims.

(e) The execution, delivery and performance of the Operative Documents by the Company and the issuance of the Debentures and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby will not (x) conflict with or

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result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, (y) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or (z) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) as required by the state securities or "blue sky" laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Operative Documents by the Company, and the consummation of the transactions contemplated hereby and thereby.

(f) The Company has all necessary corporate right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized, executed and delivered by the Company.

(g) The Company has all necessary corporate right, power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by the Company, and upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the First Delivery Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

(h) The Company has all necessary corporate right, power and authority to execute and deliver the Registration Rights Agreement and perform its obligations thereunder; the Registration Rights Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Registration Rights Agreement is duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Initial Purchasers), it will be a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws; and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

(i) The Company has all necessary corporate right, power and authority to execute, issue and deliver the Debentures and perform its obligations thereunder; the Debentures have been duly authorized by the Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Delivery Date (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Debentures conform in all material respects to the description thereof contained in the Offering Memorandum.

(j) Except for the Registration Rights Agreement and the Stock Purchase Agreement, dated January 18, 1995, between the Company and Pfizer, Inc. ("Pfizer"), the Stock Purchase Agreement, dated March 1, 1996, as amended, between the Company and Baxter Healthcare Corporation and the Restated Investor Rights Agreement, dated April 29, 1993, as amended October 29, 1993, among the Company and certain stockholders of the Company, and except as contemplated pursuant the Asset Purchase Agreement between the Company and Alliance Pharmaceutical Corp., dated October 4, 1999 (the "Alliance Agreement"), there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

(k) The Company has not sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change in or affecting the affairs, management, business, properties, financial condition, stockholders' equity, results of operations or prospects of the Company except: (i) as set forth or contemplated in the Offering Memorandum,
(ii) any grants under the Company's employee stock plans in accordance with the terms of such plans as described in the Offering Memorandum, or other shares of Common Stock (or rights to receive Common Stock) issued to service providers to the Company in the ordinary course of business (the "Authorized Grants") or
(iii) operating losses incurred in the ordinary course of business.

(l) The financial statements of the Company (including the related notes and supporting schedules) included in the Offering Memorandum present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(m) Ernst &Young LLP, who have certified the financial statements of the Company included in the Offering Memorandum, whose report appears in the Offering Memorandum, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

(n) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, security interests, claims and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all real property and personal property held under lease by the Company is held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company.

(o) The Company carries, or is covered by, insurance as is customary for companies similarly situated and engaged in similar businesses in similar industries.

(p) The Company owns, or possesses adequate rights to use, all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business, and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(q) The Company owns, or possesses adequate rights to use, all material patents necessary for the conduct of its business. Except as set forth or contemplated in the Offering Memorandum, no valid U.S. patent is, or to the knowledge of the Company would be, infringed by the activities of the Company in the manufacture, use or sale of any product or component thereof as described in the Offering Memorandum. The patent applications (the "Patent Applications") filed by or on behalf of the Company described in the Offering

Memorandum have been properly prepared and filed on behalf of the Company; each of the Patent Applications and patents (the "Patents") described in the Offering Memorandum is assigned or licensed to the Company, and, except as set forth or contemplated in the Offering Memorandum, no other entity or individual has any right or claim in any Patent, Patent Application or any patent to be issued therefrom; and, to the knowledge of the Company, each of the Patent Applications discloses potentially patentable subject matter. There are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject, and, to the knowledge of the Company, no actions, suits or judicial proceedings are threatened by governmental authorities or, except as set forth or contemplated in the Offering Memorandum, others. The Company is not aware of, except as set forth or contemplated in the Offering Memorandum, any claim by others that the Company is infringing or otherwise violating any patents or other intellectual property rights of others and is not aware of any rights of third parties to any of the Company's Patent Applications, licensed Patents or licenses which could affect materially the use thereof by the Company. Except as set forth in the Offering Memorandum, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, technology and know-how necessary to conduct the Company's business as described in the Offering Memorandum.

(r) Except as disclosed in the Offering Memorandum, the Company has filed with the Food and Drug Administration (the "FDA") and the California Food and Drug Branch ("CFDB") for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the Company's business as it is described in the Offering Memorandum; the Company is in material compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA and CFDB rules and regulations, guidelines and policies, including but not limited to, applicable FDA and CFDB rules, regulations and policies relating to current good manufacturing practice ("CGMP") and current good laboratory practice ("CGLP"); the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation.

(s) The human clinical trials, animal studies and other preclinical tests conducted by the Company or in which the Company has participated that are described in the Offering Memorandum or the results of which are referred to in the Offering Memorandum, and, to the knowledge of the Company, such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in accordance with commonly used or appropriate experimental protocols, procedures and controls applied by research scientists generally in the preclinical or clinical study of new drugs; the descriptions or the results of such studies and tests contained in the Offering Memorandum are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests, the results of which reasonably call into question the results described or referred to in the Offering Memorandum; and the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any animal studies or other preclinical tests, or clinical studies conducted by or on behalf of the Company or in which the Company has participated that are described in the Offering Memorandum or the results of which are referred to in the Offering Memorandum.

(t) Except as disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject which, if determined adversely to the Company might have a Material Adverse Effect; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in the Offering Memorandum, threatened by others.

(u) No event has occurred nor has any circumstance arisen which, had the Debentures been issued on such Delivery Date, would constitute a default or an Event of Default (as such term is defined in the Indenture).

(v) The Company is not (i) in violation of its certificate of incorporation or bylaws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or to the conduct of its business, except to the extent that any such default, event or violation described in the foregoing clauses (i), (ii) and (iii) would not have a Material Adverse Effect.

(w) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(x) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated under the Exchange Act.

(y) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof or has requested extensions thereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect.

(z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(aa) There are no contracts or other documents which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 that have not been so described in the Offering Memorandum.

(bb) Except as set forth in the Company's Proxy Statement filed with the Commission on April 29, 1999, there is no relationship, direct or indirect, between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 that has not been so described.

(cc) Since the date as of which information is given in the Offering Memorandum through the date hereof, the Company has not (i) issued or granted any securities (other than Authorized Grants), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or
(iv) declared or paid any dividend on its capital stock.

(dd) Except as disclosed in the Offering Memorandum, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company (except, in the case of options, any Authorized Grants),
(ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock that do not by their terms terminate upon the First Delivery Date and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company's certificate of incorporation or bylaws.

(ee) The Company has undertaken a review to evaluate the effect of the Year 2000 Problem (that is, any significant risk that its computer hardware and software ("Computer Equipment") will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000), and determined that as a result thereof, the Company reasonably believes that (i) there are no issues related to the Company's readiness to address the Year 2000 Problem that are of a character required to be described or referred to in the Offering Memorandum and which have not been so described or referred to in the Offering Memorandum and (ii) the Year 2000 Problem will not have a Material Adverse Effect.

(ff) The Company (i) makes and keeps materially accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(gg) Neither the Company nor any director, officer, agent or employee acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

(ii) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(jj) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

(kk) None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) (other than the Initial Purchasers, about which no representation is made by the Company), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Debentures (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Debentures except for this Agreement and the Company will not enter into any such arrangement.

(ll) None of the Company or any of its affiliates (other than the Initial Purchasers, about which no representation is made by the Company), has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Debentures in a manner that would require the registration under the Securities Act of the Debentures.

(mm) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Debentures.

2              .  PURCHASE, SALE AND DELIVERY OF DEBENTURES.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof (the "purchase price") the principal amount of Firm Debentures set forth opposite such Initial Purchaser's name in Schedule I hereto.

          Delivery of and payment for the Firm Debentures shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m. (New York time) on October 13, 1999, or such later date as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in
Section 8 (such date and time of delivery and payment for the Firm Debentures being herein called the "First Delivery Date"). Delivery of the Firm Debentures shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers. Payment for the Firm Debentures shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchasers at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchasers.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the Initial Purchasers to purchase, severally and not jointly, the Optional Debentures at the same price as the Initial Purchasers shall pay for the Firm Debentures and the principal amount of the Optional Debentures to be sold to be each Initial Purchaser shall be that principal amount which bears the same ratio to the aggregate principal amount of Optional Debentures being purchased as the principal amount of Firm Debentures set forth opposite the name of such Initial Purchaser in Schedule I hereto (or such number increased as set forth in Section 8). The Option may be exercised only to cover over-allotments in the sale of the Firm Debentures by the Initial Purchasers. The Option may be exercised once in whole or in part at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing or by facsimile by the Initial Purchasers to the Company setting forth the amount (which shall be an integral multiple of $1,000) of Optional Debentures as to which the Initial Purchasers are exercising the Option.

          The date for the delivery of and payment for the Optional Debentures, being herein referred to as an "Optional Delivery Date", which may be the First Delivery Date (the First Delivery Date and the Optional Delivery Date, if any, being sometimes referred to as a "Delivery Date"), shall be determined by the Initial Purchasers but shall not be later than five full business days after written notice of election to purchase Optional Debentures is given. Delivery of the Optional Debentures shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers. Payment for the Optional Debentures shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchasers at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchasers.

(c) The Company will deliver against payment of the purchase price (a) the

Debentures initially sold to qualified institutional buyers ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A") in the form of one or more permanent global certificates (the "Global Debentures"), registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC") and (b) the Debentures initially sold to "accredited investors" (as defined in Rule 501(a) under the Securities Act) who are not QIBs in certificated, fully registered form (the "Certificated Debentures"). Beneficial interests in the Debentures initially sold to QIBs will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

          The Global Debentures will be made available, at the request of the Initial Purchasers, for checking at least 24 hours prior to such Delivery Date. The Certificated Debentures will be made available, at the request of the Initial Purchasers, for checking at least 48 hours prior to such Delivery Date.

(d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder.

3              .  FURTHER AGREEMENTS OF THE COMPANY.  The Company further agrees:

(a) To advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and not to effect any such amendment or supplement without the consent of the Initial Purchasers. If, at any time prior to completion of the resale of the Debentures by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, to promptly notify the Initial Purchaser and prepare, subject to the first sentence of this Section 3(a), such amendment or supplement as may be necessary to correct such untrue statement or omission.

(b) To furnish to the Initial Purchasers and to Simpson Thacher & Bartlett, counsel to the Initial Purchasers, copies of the Preliminary Offering Memorandum and the Offering Memorandum (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Initial Purchasers reasonably requests for internal use and for distribution to prospective purchasers; and to furnish to the Initial Purchasers on the date hereof four copies of the Offering Memorandum signed by duly authorized officers of the Company, one of which will include the independent auditors' reports therein manually signed by such independent auditors. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(c) To use its reasonable efforts to take such action as the Initial Purchasers may reasonably request from time to time, to qualify the Debentures for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the resale of the Debentures; PROVIDED that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or subject.

(d) To apply the proceeds from the sale of the Debentures as set forth under "Use of Proceeds" in the Offering Memorandum.

(e) For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of), or announce an offering of any debt securities of the Company (other than the Debentures) or any shares of Common Stock (other than the Conversion Shares), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than Authorized Grants or issuances of shares of Common Stock or rights to receive shares of Common Stock in connection with collaborative agreements entered into in the ordinary course of business (the "Collaborative Shares") or issuances of shares of Common Stock or rights to receive shares of Common Stock in connection with any merger, consolidation, acquisition or similar business combination with a company not subject to the reporting requirements of the Exchange Act ("Acquisition Shares") or as contemplated pursuant to the Alliance Agreement (the "Alliance Shares")) without the prior written consent of Lehman Brothers Inc.; and to cause each officer and director of the Company to furnish to the Initial Purchasers, prior to the First Delivery Date, and to cause each person or entity receiving any such Collaborative Shares, Acquisition Shares or Alliance Shares to furnish to the Initial Purchasers, prior to issuance of any such Collaborative Shares, Acquisition Shares or Alliance Shares, a letter or letters, in form and substance satisfactory to counsel to the Initial Purchasers, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of), any shares of Common Stock beneficially owned, deemed to be beneficially owned, or in the future acquired by each such person for a period of 90 days from the date of the Offering Memorandum, without the prior written consent of Lehman Brothers Inc., PROVIDED, HOWEVER, that no such letter or letters shall be required with respect to any such Collaborative Shares, Acquisition Shares or Alliance Shares so long as (i) such shares shall be restricted securities, as defined in Rule 144 under the Securities Act, on the day 90 days from the date of the Offering Memorandum and
(ii) the Company shall be under no obligation to register such shares under the Securities Act prior to such date, PROVIDED, FURTHER, that with respect to the shares of Common Stock owned by the officers of the Company, such restrictions shall not apply to (i) sales of shares of Common Stock made to satisfy loans incurred to finance the purchase of such shares of Common Stock, if that satisfaction is required by the lender pursuant to margin regulations and (ii) charitable donations of shares of Common Stock that are consistent with the prior years' practice.

(f) For so long as any of the Debentures are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to provide to any holder of the Debentures or to any prospective purchaser of the Debentures designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

(g) Each of the Debentures will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after the Debentures are resold pursuant to a registration statement effective under the Securities Act.

(h) To take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

(i) None of the Company or any of its affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Debentures.

(j) To execute and deliver the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers.

(k) To use its best efforts to assist the Initial Purchasers in arranging to cause the Debentures to be accepted to trade in the PORTAL market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD").

(l) To use its best efforts to cause the Debentures to be accepted for clearance and settlement through the facilities of DTC.

(m) To use its best efforts to have the Conversion Shares approved by the NASDAQ Stock Market's National Stock Exchange ("NASDAQ") for inclusion prior to the effectiveness of the Registration Statement.

(n) The Company has not taken and until a period of 90 days has elapsed from the date of the Offering Memorandum shall not take, directly or indirectly, any action which releases Pfizer from or waives any restriction imposed on Pfizer with respect to the transfer ofshares of Common Stock contained in the Stock Purchase Agreement between Pfizer and the

Company, dated January 18, 1995.

(0) The Company has not taken and until a period of 90 days has elapsed from the date of the Offering Memorandum shall not take, directly or indirectly, any action which releases Baxter from or waives any restriction imposed on Baxter with respect to the transfer of shares of Common Stock contained in the Stock Purchase Agreement between Baxter and the Company, dated March 1, 1996, as amended.

4              .  EXPENSES.  The Company agrees to pay:

     (a) the costs incident to the authorization, issuance, sale and delivery of the Debentures, and any taxes payable in that connection;

     (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement;

     (c)            the costs of producing and distributing the Operative
     Documents;

     (d)            the fees and expenses of Cooley Godward LLP and Ernst &
     Young LLP;

     (e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication;

     (f) the fees and expenses of qualifying the Debentures under the securities laws of the several jurisdictions as provided in Section 3(c) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers);

     (g) all costs and expenses incident to (i) the preparation of the "road show" presentation materials and (ii) the road show travelling expenses of the Company;

     (h) all fees and expenses incurred in connection with any rating of the Debentures;

     (i)            the costs of preparing the Debentures;

     (j) all expenses and fees in connection with the application for inclusion of the Debentures in the PORTAL market and the inclusion of the Conversion Shares on the NASDAQ;

     (k) the fees and expenses (including fees and disbursements of counsel) of the Trustee, and the costs and charges of any registrar, transfer agent, paying agent or conversion agent; and

     (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement;

PROVIDED that, except as provided in this Section 4 and in Section 7, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Debentures which they may sell.

5              .  CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS.  The
several obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No Initial Purchaser shall have discovered and disclosed to the Company prior to or on such Delivery Date that the Offering Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Initial Purchasers, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents and the Offering Memorandum or any amendment or supplement thereto, and all other legal matters relating to the Operative Documents and the transactions contemplated thereby shall be satisfactory in all material respects to counsel to the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Cooley Godward LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and, based solely on certificates of public officials, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company, and has all corporate power and authority necessary to own or hold its properties and conduct the business in which it is engaged; and, to the knowledge of such counsel, the Company has no subsidiaries;

     (ii) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and conform to the description thereof contained in the Offering Memorandum in the section entitled "Description of Capital Stock";

     (iii) The Conversion Shares that are authorized on the date hereof have been duly authorized and validly reserved for issuance upon conversion of the Debentures and are free of preemptive rights; and the Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable;

     (iv) The statements in the Offering Memorandum under the captions "Description of the Debentures" and "Description of Capital Stock", insofar as they purport to summarize the provisions of the Indenture, the Registration Rights Agreement, the Debentures and the Common Stock (including the Conversion Shares) are accurate and complete in all material respects to the extent required if such statements were contained in a registration statement on Form S-3 under the Securities Act;

     (v) There are no preemptive or other rights to subscribe for or to purchase from the Company, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation or bylaws;

     (vi) To the knowledge of such counsel and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, might have a material adverse effect on the financial position, stockholders' equity, results of operations or business of the Company; and, to the actual knowledge of such counsel, no such proceedings are overtly threatened or contemplated by governmental authorities or threatened by others;

     (vii) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the issuance of the Debentures and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby do not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except as may be required by the securities or "blue sky" laws of any state of the United States in connection with the sale of the Debentures, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture by the Company and the issuance of the Debentures and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby;

     (viii) No registration of the Debentures or the Conversion Shares under the Securities Act, and no qualification of the Indenture or an indenture under the Trust Indenture Act, is required in connection with the offer, sale and delivery of the Debentures or in connection with the conversion of the Debentures into Conversion Shares, in each case, in the manner contemplated by the Offering Memorandum, this Agreement and the Indenture;

     (ix) The statements in the Offering Memorandum under the caption "Certain United States Federal Income Tax Considerations", insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects to the extent required if such statements were contained in a registration statement on Form S-3 under the Securities Act;

     (x) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     (xi) The Company has all necessary corporate right, power and authority to execute and deliver each of the Operative Documents to which it is a party and to perform its obligations thereunder and to issue, sell and deliver the Debentures and the Conversion Shares to the Initial Purchasers;

     (xii) This Agreement has been duly authorized, executed and delivered by the Company;

     (xiii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing;

     (xiv) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms except as rights to indemnity contained therein may be limited by applicable law and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law), by an implied covenant of good faith and fair dealing; and

     (xv) The Debentures have been duly authorized by the Company and when executed, issued and authenticated in accordance with terms of the Indenture and delivered to and paid for by the Initial Purchasers, will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law and may state that it is relying, in respect of matters of New York law, upon Simpson Thacher & Bartlett, and in respect of matters of fact, upon certificates of officers of the Company, PROVIDED that such counsel shall state that it believes that the Initial Purchasers and it are justified in relying upon such certificates. Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers, to the effect that during the course of preparing the Offering Memorandum, such counsel participated in conferences with officers and other representatives of the Company, the Company's independent public accountants, the Initial Purchasers and their counsel, at which the contents of the Offering Memorandum were discussed, and while such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements made in the Offering Memorandum except as explicitly set forth above, no facts have come to the attention of such counsel which lead it to believe that the Offering Memorandum (other than the financial statements, financial and statistical data and supporting schedules as to which such counsel shall make no statement), as of its date or as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Stephen L. Hurst, Esq., General Counsel and Secretary of the Company, shall have furnished to the Initial Purchasers his written opinion, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

               (i) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

               (ii) Except as disclosed in the Offering Memorandum, there are no preemptive or other rights to subscribe for or to purchase from the Company, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to any agreement or other instrument to which the Company is a party known to such counsel; and

               (iii) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the issuance of the Debentures and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

          Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers, to the effect that he has no reason to believe that the statements under the captions "Risk Factors--Our patents may not protect our products and our products may infringe on third-party patent rights" and "Patents and Proprietary Rights" in the Offering Memorandum, as of its date or as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Simpson Thacher & Bartlett, shall have furnished to the Initial Purchasers their written opinion, as counsel to the Initial Purchasers, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers.

(f) With respect to the letter of Ernst & Young LLP delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchasers and dated such Delivery Date (i) confirming that they are independent accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(g) The Company shall have furnished to the Initial Purchasers on such Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Company by one of its co-chief executive officers and its chief financial officer, in form and substance satisfactory to the Initial Purchasers, to the effect that:

     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of the date given and as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date;

     (ii) (A) The Company has not sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (x) as set forth or contemplated in the Offering Memorandum and (y) for operating losses incurred in the ordinary course of business, or (B) since such date there has not been any change in the capital stock or long-term debt of the Company (except for issuances of shares of Common Stock upon exercise of outstanding options described in the Offering Memorandum or pursuant to Authorized Grants), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, except as set forth or contemplated in the Offering Memorandum; and

     (iii) Such officer has carefully examined the Offering Memorandum and, in such officer's opinion (A) the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

(h) The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Debentures shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(i) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers) and the Registration Rights Agreement shall be in full force and effect.

(j) The NASD shall have accepted the Debentures for trading on PORTAL.

(i) The Company shall not have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (A) as set forth or contemplated in the Offering Memorandum and (B) for operating losses incurred in the ordinary course of business, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company (except for issuances of shares of Common Stock upon exercise of outstanding options described in the Offering Memorandum or pursuant to Authorized Grants), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, except as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Debentures being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum.

(1) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:

                     (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the over-the-counter market, or trading in any securities of the Company on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

                     (ii) a banking moratorium shall have been declared by United States federal or New York State authorities;

                    (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or

                     (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Debentures being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum.

(m) The Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request to evidence compliance with the conditions set forth in this Section 5.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Initial Purchasers.

6              .  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL
PURCHASERS. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a QIB. Each Initial Purchaser, severally and not jointly, agrees with the Company that:

          (a) The Debentures and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Debentures.

          (b) Such Initial Purchaser is purchasing the Debentures pursuant to a private sale exemption from registration under the Securities Act;

          (c) The Debentures have not been and will not be offered or sold by such Initial Purchaser or its affiliates acting on its behalf within the United States or to, or for the account or benefit of, United States persons except in accordance with Rule 144A or to limited number of "accredited investors" (as defined in Rule 501(a) under the Securities
     Act);

          (d) Such Initial Purchaser will not offer or sell the Debentures in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including
     (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States; and

          (e) Such Initial Purchaser has not offered or sold, and will not offer or sell, any Debentures in the United States except to (A) persons whom it reasonably believes to be QIBs and (B) a limited number of "accredited investors" (as defined in Rule 501(a) under the Securities
     Act).

7              .  INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Debentures), to which that Initial Purchaser, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

     (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Debentures under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "Blue Sky Application") or

     (ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

and shall reimburse each Initial Purchaser and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein and described in Section 7(e); PROVIDED, FURTHER, that as to any Preliminary Offering Memorandum, this indemnity agreement shall not inure to the benefit of any Initial

Purchaser, its officers or employees or any person controlling that Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of Debentures to any person by that Initial Purchaser if that Initial Purchaser failed to send or give a copy of the Offering Memorandum, as the same may be amended or supplemented, to that person, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Offering Memorandum was corrected in the Offering Memorandum, unless such failure resulted from non-compliance by the Company with Section 3(b). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless, the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

     (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, or

     (ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein and described in
Section 7(e), and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer or controlling person.

(c)                 Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8, if the Initial Purchasers shall have reasonably concluded that there may be one or more legal defenses available to the Initial Purchasers and their respective officers, employees and controlling persons that are different from or additional to those available to the Company and its officers, employees and controlling persons, the fees and expenses of a single separate counsel shall be paid by the Company. No indemnifying party shall:

          (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

          (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

     (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Debentures, or

     (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Debentures purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Debentures under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if the amount of contributions pursuant to this Section 7(d) were to be determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures resold by it in the initial placement of such Debentures were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm that the statements with respect to the offering of the Debentures set forth on the cover page of the Offering Memorandum and in the fifth, seventh, ninth, tenth, eleventh, twelfth and fourteenth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

8              .  DEFAULTING INITIAL PURCHASERS.

          If, on any Delivery Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the aggregate principal amount of Debentures which the defaulting Initial Purchaser agreed but failed to purchase on such Delivery Date in the respective proportions which the total aggregate principal amount of Debentures set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total aggregate principal amount of Debentures set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any Debentures on such Delivery Date if the total aggregate principal amount of Debentures which the defaulting Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount at maturity of Debentures to be purchased on such Delivery Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the aggregate principal amount at maturity of Debentures which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate principal amount of Debentures to be purchased on such Delivery Date. If the remaining Initial Purchasers or other purchasers satisfactory to the Initial Purchasers do not elect to purchase on such Delivery Date the aggregate principal amount of Debentures which the defaulting Initial Purchasers agreed but failed to purchase, this Agreement (or with respect to the Optional Delivery Date, the obligation of the Initial Purchasers to purchase the Optional Debentures) shall terminate without liability on the part of any non-defaulting Initial Purchasers and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases Debentures which a defaulting Initial Purchaser agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Debentures of a defaulting or withdrawing Initial Purchaser, either the remaining non-defaulting Initial Purchasers or the Company may postpone the

Delivery Date for up to seven full business days in order to effect any changes in the Offering Memorandum or in any other document or arrangement that, in the opinion of counsel to the Company or counsel to the Initial Purchasers, may be necessary.

9              .  TERMINATION.   The obligations of the Initial Purchasers
hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Debentures if, prior to that time, any of the events described in Sections 5(k) and (l) shall have occurred or if the Initial Purchasers shall decline to purchase the Debentures for any reason permitted under this Agreement.

10             .  REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES.  If (a) the
Company shall fail to tender the Debentures for delivery to the Initial Purchasers for any reason permitted under this Agreement or (b) the Initial Purchasers shall decline to purchase the Debentures for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9), the Company shall reimburse the Initial Purchasers for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Debentures, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

11             .  NOTICES, ETC.  All statements, requests, notices and
agreements hereunder shall be in writing, and:

     (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 1-212-528-8822); and
     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Inhale Therapeutic Systems, Inc., 150 Industrial Road, San Carlos, California 94070, Attention: Stephen L. Hurst, Esq. (Fax: (650) 631-3150).

PROVIDED, HOWEVER, that any notice to an Initial Purchaser pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to each such Initial Purchaser, which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

(B) . PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the

Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Initial Purchaser and the person or persons, if any, who control each Initial Purchaser within the meaning of
Section 15 of the Securities Act and any indemnity agreement of the Initial Purchasers contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13             .  SURVIVAL.  The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Debentures and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14             .  DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY".  For
purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

15             .  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16             .  COUNTERPARTS.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

17             .  HEADINGS.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                         Very truly yours,

                         Inhale Therapeutic Systems, Inc.


                         By /s/ Robert Chess
                           -------------------------------
                                NAME:
                              TITLE:



Accepted and agreed by:

Lehman Brothers Inc.
Deutsche Bank Securities Inc.
U.S. Bancorp Piper Jaffray

By: Lehman Brothers Inc.



By  /s/  Edward Breck
  ------------------------------
       AUTHORIZED REPRESENTATIVE

                                      SCHEDULE 1

                                                        Principal Amount
Initial Purchasers                                    of Firm Debentures
-------------------
Lehman Brothers Inc.                                 $     65,000,000

Deutsche Bank Securities Inc.                              17,500,000

U.S. Bancorp Piper Jaffray Inc.                            17,500,000

                                                     --------------------
          Total                                      $    100,000,000


                                                     --------------------
                                                     --------------------